UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2026

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts		02459
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 12, 2026, Karyopharm Therapeutics Inc. (the “Company”) announced its preliminary unaudited total revenue and U.S. XPOVIO® (selinexor) net product revenue estimates for the fourth quarter and full year ended December 31, 2025 announced its preliminary unaudited cash, cash equivalents, restricted cash and investments as of December 31, 2025, and outlined its 2025 achievements and 2026 objectives. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Based on preliminary unaudited financial information, the Company expects to report total revenue, which includes license and royalty revenue from partners, of approximately $33 million for the quarter ended December 31, 2025 and approximately $145 million for the year ended December 31, 2025, and expects to report U.S. XPOVIO net product revenue of approximately $32 million for the quarter ended December 31, 2025 and approximately $115 million for the year ended December 31, 2025. The Company also expects to report that its cash, cash equivalents, restricted cash and investments as of December 31, 2025 were approximately $64 million. The Company expects its existing liquidity, including the revenue it expects to generate from XPOVIO net product sales and its license agreements, will be sufficient to fund its planned operations into the second quarter of 2026.

The Company’s total revenue, U.S. XPOVIO net product revenue and cash figures are preliminary and unaudited, represent management’s estimate as of the date of this report and are subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, the Company’s total revenue, U.S. XPOVIO net product revenue and cash figures.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 relating to Item 2.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Press Release issued by Karyopharm Therapeutics Inc. on January 12, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: January 12, 2026	By:	/s/ Michael Mano
Michael Mano
Executive Vice President, Chief Legal Officer and Secretary